SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Titan International, Inc.

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
c PROPOSAL NUMBER 2 -- SELECTION OF AUDITORS
OTHER BUSINESS
EXECUTIVE OFFICERS COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT AND OTHER FEES
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PARTY TRANSACTIONS
STOCKHOLDER PROPOSALS
PROXY SOLICITATION
Exhibit A

Titan International, Inc.
2701 Spruce Street
Quincy, Illinois 62301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2001

To the Stockholders:

      The Annual Meeting of Stockholders (the “Annual Meeting”) of Titan International, Inc., an Illinois corporation (“Titan” or the “Company”), will be held at the Holiday Inn, 201 South Third Street, Quincy, Illinois, 62301 on Thursday, May 17, 2001, at 11:00 a.m. Central time, to consider and act upon the following matters:

1)	To elect two Directors to serve for three-year terms and until their successors are elected and qualified;

2)	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for 2001; and

3)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      Only stockholders whose names appear of record at the Company’s close of business on March 28, 2001 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

      All stockholders are cordially invited to attend the Annual Meeting. Whether or not you intend to be present, please complete, sign, date and return the enclosed proxy card in the stamped pre-addressed envelope. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The presence, in person or by properly executed proxy, of a majority of the common stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.

By Order of the Board of Directors

CHERI T. HOLLEY

Secretary

Quincy, Illinois

April 6, 2001

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TITAN INTERNATIONAL, INC.

May 17, 2001

      This Proxy Statement is being furnished to the stockholders of Titan International, Inc. (“Titan” or the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 17, 2001 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting. This Proxy Statement and accompanying form of proxy will be first mailed to stockholders on or about April 6, 2001.

VOTING

      Holders of shares of common stock (the “Common Stock”) of the Company at its close of business on March 28, 2001 (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 20,622,735 shares of Common Stock were outstanding. Holders of Common Stock (the “Common Stockholders”) are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

      A majority of the votes of Common Stockholders cast at the Annual Meeting is required for the election of each Director. Ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, and so are equivalent to votes against a proposal, whereas broker non-votes are not counted for such purposes.

      Common Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

      All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be: voted FOR Proposal number one, voted FOR Proposal number two, and persons designated as proxies will vote with their best judgment on such other business as may properly come before the Annual Meeting. The Board of Directors of the Company does not know of any matters that will come before the Annual Meeting other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Common Stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company duly executed revocation or proxy bearing a later date or by voting in person at the meeting. Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301.

PROPOSAL NUMBER 1  — ELECTION OF DIRECTORS

      The Board of Directors recommends that stockholders vote FOR the Board of Directors’ slate of nominees standing for election.

      The Company’s Bylaws provide for three classes of directors of approximately equal numbers designated as Class I, Class II and Class III. Each Director is elected for a three-year term and the term of each Class expires in a different year. The nominees for election to the Board of Directors as Class I Directors for a three-year term expiring at the 2004 Annual Meeting are: Edward J. Campbell and Maurice M. Taylor, each of whom is a current Director of the Company. Each of the nominees has consented to serve as a director if elected.

      In the unexpected event that any of the nominees for director should before the Annual Meeting become unable to serve, if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company’s existing Board of Directors. The following is a brief description of the business experience of each nominee for at least the past five years.

      EDWARD J. CAMPBELL — Mr. Campbell, now retired, was employed for 27 years by Tenneco. He spent 13 of those years as President of Newport News Shipbuilding Company and 14 years at Case Corporation, three of those (1992-94) as President. Mr. Campbell is also currently a director of ABS Group. Mr. Campbell, who is 73 years old, became a director of the Company in 1995.

      MAURICE M. TAYLOR, JR. — Mr. Taylor has been the President and Chief Executive Officer and a director of Titan International, Inc. since 1990, when Titan was acquired in a management-led buyout by investors, including Mr. Taylor. Prior thereto, Mr. Taylor, who is 56 years old, had a significant role in the development of the Company.

DIRECTORS CONTINUING IN OFFICE

      Directors who are continuing in office as Class II Directors whose terms expire at the annual meeting in 2002 are listed below.

      RICHARD M. CASHIN, JR. — Mr. Cashin was the President of Citicorp Venture Capital, Ltd., where he was employed from 1980 to 2000. Mr. Cashin is presently the Managing Director of Cashin Capital Partners, a merchant banking firm. Mr. Cashin is also a director of Delco Remy International, Euramax International plc, Fairchild Semiconductor, Freedom Forge, Gerber Childrenswear, Lifestyle Furnishings, Hoover, JAC Holdings, and MSX International. Mr. Cashin, who is 47 years old, became a director of the Company in 1994.

      ALBERT J. FEBBO — Mr. Febbo, who has held executive positions with General Electric Corporation since 1987, retired in 1999 as a Corporate Officer and Vice President of Corporate Marketing. He currently serves as a director of MedPanel.com. Mr. Febbo, who is 61 years old, became a director of the Company in 1993.

      MITCHELL I. QUAIN — Mr. Quain is Global Head of the Industrial Manufacturing Group at ING Barings, LLC where he has been employed since 1997. Prior to that time, Mr. Quain spent 22 years at Schroder & Co., Inc. Mr. Quain is also a director of Allied Products Corporation, Magnetek, Inc., Mechanical Dynamics, and Strategic Distribution, as well as a number of private companies. He is also Chairman of the Board of Overseers of the University of Pennsylvania’s School of Engineering and Applied Sciences and serves on the University’s Board of Trustees. Mr. Quain, who is 49 years old, became a director of the Company in 1999.

      Directors who are continuing in office as Class III Directors whose terms expire at the annual meeting in 2003 are listed below.

      ERWIN H. BILLIG — In 1999 Mr. Billig was named Chairman of the Board of MSX International. From 1992 to 1999 he served as Vice Chairman of Masco Tech, Inc., and from 1986 to 1992 Mr. Billig was the President and Chief Operating Officer of Masco Tech, Inc. Mr. Billig, who is 74 years old, is Chairman of the Board of Titan, and he became a director of the Company in 1992. Mr. Billig is also a director of Delco Remy International.

      ANTHONY L. SOAVE — Mr. Soave is the current owner and Chief Executive Officer of Soave Enterprises LLC and the former President and Chief Executive Officer of Detroit-based City Management Corporation, from 1974 to 1998, which he founded. Mr. Soave, who is 61 years old, became a director of the Company in 1994.

Compensation of Directors

      The Company pays its non-employee directors a fee of $500 for each Board of Director (“Board”) or committee meeting attended. Titan also reimburses out-of-pocket expenses related to the directors’ attendance at such meetings. In addition, in March 1994 the Board adopted the 1994 Non-Employee Director Stock Option Plan to provide for grants of stock options as a means of attracting and retaining highly qualified, independent directors for the Company. Under the Plan, each non-employee director of the Company receives a non-discretionary grant of a stock option for 9,000 shares of Common Stock at the conclusion of each annual meeting of stockholders at which such director was elected, re-elected or continuing in office. Options granted under the Plan totaled 54,000 during 2000. The options granted in 2000 are exercisable at a price of $6.69 per share and expire 10 years from the date of grant. Such options vest and become exercisable immediately. In addition, the Company pays Mr. Billig, the Chairman of the Board, an annual fee of $100,000 to carry out his responsibilities which include significant operational matters, as well as corporate development matters. The Company does not have any other consulting contracts or arrangements with any of its directors.

Committees and Meetings of the Board of Directors

      The Board of Directors, which met five times in 2000, has established the following committees of the Board: (i) Audit Committee (consisting of Messrs. Campbell, Cashin, Febbo, Quain and Soave); (ii) Compensation Committee (consisting of Messrs. Billig, Campbell, Cashin, Febbo, Quain and Soave); (iii) Executive Committee (consisting of Messrs. Billig, Cashin, Soave and Taylor). The Company does not have a standing nominating committee. The Board of Directors selects nominees for election as directors. All Directors, except Mr. Cashin, attended 75% or more of the aggregate number of meetings of the Board and applicable committees.

      The Audit Committee, which met six times in 2000, recommends to the Board of Directors independent auditors to perform audit and non-audit services, reviews the scope and results of such services, consults with the internal audit staff, reviews with management and the independent auditors any recommendations of the auditors regarding changes and improvements in the Company’s accounting procedures and controls and management’s response thereto, and reports to the Board. The Audit Committee meets with the independent auditors with or without management present.

      The Compensation Committee, which met once in 2000, reviews and recommends to the Board of Directors the salaries and all other forms of compensation of the Company’s officers.

 PROPOSAL NUMBER 2 — SELECTION OF AUDITORS

      The Board of Directors recommends that the stockholders vote FOR its selection of independent auditors, PricewaterhouseCoopers LLP, to audit the consolidated financial statements of the Company and its subsidiaries for 2001.

      PricewaterhouseCoopers LLP has served the Company as independent auditors during the year ended December 31, 2000, and have been selected by the Board of Directors to serve as auditors for the present year. If stockholders fail to ratify the Board’s selection of PricewaterhouseCoopers LLP, the Board will consider this fact when selecting auditors for the 2002 audit year. PricewaterhouseCoopers LLP has served since 1983 as the Company’s independent auditors.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they should desire, and will be available to respond to appropriate questions of stockholders in attendance.

OTHER BUSINESS

      The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Stockholders” and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

EXECUTIVE OFFICERS COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation received by the Company’s Chief Executive Officer and the Company’s three other most highly compensated executive officers whose aggregate annual salary and bonuses exceeded $100,000 during 2000 collectively, the “named executive officers.”

				Long Term
				Compensation
Name and Principal				Awards Securities
Position as of				Underlying	All Other
December 31, 2000	Year	Salary	Bonus	Options(#)	Compensation(a)

Maurice M. Taylor, Jr.	2000	$400,000	$-0-	-0-	$5,250
President and Chief	1999	400,000	-0-	100,000	5,000
Executive Officer(b)	1998	400,000	400,000	44,450	2,000

J. Michael A. Akers	2000	$200,000	$50,000	-0-	$62,500
Vice President	1999	200,000	50,000	12,970	62,500
	1998	200,000	50,000	5,730	62,500

Kent W. Hackamack	2000	$166,667	$30,000	-0-	$4,625
Vice President of Finance	1999	150,000	-0-	9,380	4,500
and Treasurer	1998	150,000	-0-	3,820	4,260

Cheri T. Holley	2000	$166,667	$30,000	-0-	$4,625
Vice President, Secretary	1999	150,000	-0-	9,380	4,500
and General Counsel(b)	1998	150,000	-0-	3,820	4,146

(a)	All other compensation represents 401(k) matching contribution for the named executive officers, except for J. Michael A. Akers, which represents money purchase plan contributions in the United Kingdom.

(b)	The President and Secretary are brother and sister.

Compensation Arrangements

      The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors, which provide that the individuals will not receive any benefits if they voluntarily leave the Company in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares). In the event of a termination of the individual’s employment within sixty days after the Change of Control, the executive is entitled to receive for the remaining term of the agreement, which expires in 2005, their compensation, including bonus, retirement benefits, continuation of all life, accident, health, savings and other fringe benefits. In addition, all unvested options and certain benefits become vested. Messrs. Taylor, Akers, Hackamack and Ms. Holley are each a party to such an agreement.

Stock Options Granted in 2000

      No stock options were granted by the Company during 2000 to the named executive officers: Messrs. Taylor, Akers, Hackamack and Ms. Holley.

Aggregated Option Exercises in 2000 and Year-End Option Values

      The following table sets forth certain information regarding options for the purchase of Common Stock that were exercised and/or held by the named executive officers.

	Shares			Value of Unexercised
	Acquired on		Number of Unexercised	in-the-Money Options at
	Exercise	Value	Options at December 31, 2000	December 31, 2000
Name	(#)	Realized ($)	(#) Exercisable/Unexercisable	($) Exercisable/Unexercisable

Maurice M. Taylor, Jr.	0	n/a	249,818/87,192	$0/0

J. Michael A. Akers	0	n/a	18,028/11,252	0/0

Kent W. Hackamack	0	n/a	15,522/ 8,138	0/0

Cheri T. Holley	0	n/a	16,302/ 8,138	0/0

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Board of Directors (the “Committee”), composed of six independent non-employee directors, administers the executive compensation program. None of such members is or has been an officer or employee of the Company, except Mr. Billig, who is Chairman of the Board. The Committee passes on all material issues relating to executive compensation.

      The philosophy of the Committee as it relates to executive compensation is that the Chief Executive Officer (“CEO”) and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading the Company in achieving their business objectives in an industry facing increasing competition and change.

      Annual compensation for the Company’s senior management consists of base salary and, when appropriate, bonus compensation. Salary levels of Company executives are reviewed and are normally adjusted annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Committee considers: (i) the CEO’s recommendations as to compensation for all other executive officers; (ii) the scope of responsibility, experience, time and position and individual performance of each officer, including the CEO; and (iii) compensation levels of other companies in the industry. The Committee’s analysis is a subjective process which utilizes no specific weights or formulas of the aforementioned factors in determining executive’s base salaries.

      The Committee considers bonus compensation to be its primary motivational method for encouraging and rewarding outstanding individual performance, especially for the Company’s senior management and overall performance by the Company. Awards under the Company’s bonus plan are granted by the Committee based primarily upon: (i) performance of the Company; (ii) performance of the individual; and (iii) recommendation of the CEO. The purpose of the bonus plan is to provide a special incentive to maximize his or her individual performance and the overall performance of the Company.

      In determining the total compensation package for the CEO for 2000, the Committee considered all of the factors discussed above. Additionally, the Committee considered the Company’s profitability, the success of the Company’s facilities in surpassing their objectives, the extent and timing of the additions to the Company during the year, the quality and efficiency of the Company’s staff, and certain other factors relating to the Company’s performance.

Members of the Compensation Committee:

Erwin H. Billig, Chairman

Edward J. Campbell
Richard M. Cashin, Jr.
Albert J. Febbo
Mitchell I. Quain
Anthony L. Soave

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors (the “Committee”), composed of five independent non-employee directors, is charged with fulfilling the oversight responsibilities of the Board. The Board has determined that the members of the Committee satisfy the requirements of the New York Stock Exchange with respect to independence, experience and financial literacy. The Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

      The Committee reviewed and discussed with management the audited consolidated financial statements as of and for the year ended December 31, 2000.

      The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the Company’s independent accountants provided to the Committee the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Committee discussed with the independent accountants their independence. In determining the auditors’ independence, the Committee considered, among other factors, whether the non-audit services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services were compatible with their independence.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Albert J. Febbo, Chairman

Edward J. Campbell
Richard M. Cashin, Jr.
Mitchell I. Quain
Anthony L. Soave

AUDIT AND OTHER FEES

      Fees paid to the independent accountants, PricewaterhouseCoopers LLP, were comprised of the following:

Audit Fees: During the year ended December 31, 2000, PricewaterhouseCoopers LLP, billed the Company $395,000 for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Form 10-K and reviews of the financial statements included in the Company’s Forms 10-Q.

Financial Information Systems Design and Implementation Fees: During the year ended December 31, 2000, PricewaterhouseCoopers LLP performed no professional services for information technology systems design and implementation.

All Other Fees: During the year ended December 31, 2000, PricewaterhouseCoopers LLP billed the Company $654,000 related to other professional services. These services primarily included tax compliance and consulting, statutory audits of foreign subsidiaries, audits of employee benefit plans, and other assurance services not directly related to the audit.

PERFORMANCE GRAPH

      The following performance graph compares cumulative total return for Company Common Stockholders over the past five years against the cumulative total return of the Standard & Poor’s Diversified Machinery Group Index, and against the Standard & Poor’s 500 Stock Index. The graph depicts the value on December 31, 2000, of a $100 investment made on December 31, 1995, in Company Common Stock and each of the other two indices, with all dividends reinvested. The Company’s Common Stock is currently traded on the New York Stock Exchange under the symbol of TWI.

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

Titan International, Inc.	100.00	78.5	122.7	58.5	40.0	26.2

S&P Machinery Diversified Industries Index	100.00	122.2	159.0	129.9	150.7	141.2

Standard & Poor’s 500 Stock Index	100.00	120.3	157.6	199.6	238.5	214.4

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, the directors and executive officers of the Company and the persons who own more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and to the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings during 2000. To the Company’s knowledge, based solely on its review of the copies of such reports required to be furnished to the Company during 2000, all of these reports were timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of December 31, 2000, by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned

Name and Address of Beneficial Owner	Number(a)		Percent

Court Square Capital, Limited	5,346,964	(b)	25.9%
153 East 53rd Street New York, NY 10043

Mellon Financial Corporation	2,308,507	(c)	11.2%
One Mellon Center Pittsburgh, PA 15258

Maurice M. Taylor, Jr.	2,243,884	(d)	10.9%
2701 Spruce Street Quincy, IL 62301

Fuller & Thaler Asset Management, Inc.	1,289,900	(c)	6.3%
411 Borel Avenue, Suite 402 San Mateo, CA 94402

State Street Research & Management Company	1,144,693	(c)	5.5%
One Financial Center, 30th Floor Boston, MA 02111

Dimensional Fund Advisors	1,070,025	(c)	5.2%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

Anthony L. Soave	797,250		3.9%

Mitchell I. Quain	128,800		*

Erwin H. Billig	105,950		*

Richard M. Cashin, Jr.	101,179		*

Albert J. Febbo	60,750		*

Edward J. Campbell	47,250		*

J. Michael A. Akers	28,388		*

Cheri T. Holley	16,302		*

Kent W. Hackamack	15,522		*

All named executive officers and directors as a group (10 persons)	3,545,075		17.2%

*	Less than one percent.

(a)	Except for voting powers held jointly with a person’s spouse, represents sole voting and investment power unless otherwise indicated. Includes unissued shares subject to options exercisable within 60 days after December 31, 2000 as follows: Mr. Taylor, 249,818 shares; Mr. Soave, 60,750 shares; Mr. Quain, 18,000 shares; Mr. Billig, 60,750 shares; Mr. Cashin, 60,750 shares; Mr. Febbo, 60,750 shares; Mr. Campbell, 45,000 shares; Mr. Akers, 18,028 shares; Ms. Holley, 16,302 shares; Mr. Hackamack, 15,522 shares; all officers and directors as a group, 605,670 shares.

(b)	Based on information contained in a Schedule 13D filed with the Securities and Exchange Commission.

(c)	Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(d)	Includes 1,314,000 shares held jointly by Mr. Taylor and his wife as to which they share voting and dispositive power. Also includes 580,066 shares held by Mr. Taylor as to which he has sole voting and dispositive power. Also includes 100,000 shares held jointly by the Maurice and Michelle Taylor Foundation as to which they share voting and dispositive power.

RELATED PARTY TRANSACTIONS

      The Company sells products and pays commissions to companies controlled by persons related to the Chief Executive Officer of the Company. During 2000, 1999 and 1998, sales of Titan product to these companies were approximately $10.7 million, $12.5 million, and $11.5 million, respectively. On sales referred to Titan from these manufacturing representative companies, commissions were paid in the amount of approximately $1.2 million for 2000 and approximately $1.1 million for 1999 and 1998. These sales and commissions were made in the ordinary course of business and were made on terms no less favorable to Titan than comparable sales and commissions to unaffiliated third parties.

STOCKHOLDER PROPOSALS

      Any proposal to be presented at next year’s Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than December 7, 2001, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such Annual Meeting of Stockholders. Any such proposals must comply in all respects with the rules and regulation of the Securities and Exchange Commission relating to stockholder proposals, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by Certified Mail-Return Receipt Requested. In addition, if a stockholder intends to present a proposal at the Company’s 2002 Annual Meeting of Stockholders without the inclusion of such proposal in the Company’s proxy material and written notice of such proposal is not received by the Company on or before February 20, 2002, proxies solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will confer discretionary authority to vote on such proposal if presented at the meeting. Stockholders’ proposals should be sent to: Cheri T. Holley, Secretary of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois 62301. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

PROXY SOLICITATION

      The costs of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile transmission or telegraph, by directors, officers or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company’s Common Stock held of record by such persons, and will be reimbursed by the Company for expenses incurred herewith.

By Order of the Board of Directors,

CHERI T. HOLLEY

Secretary

April 6, 2001

Exhibit A

Audit Committee of the Board of Directors

CHARTER

I.  Purpose

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board has established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  Composition

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  Meetings

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with IV.4 below.

IV.  Responsibilities and Duties

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/ Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification report, opinion, or review rendered by the independent accountants.

3.	Review the regular internal reports to management prepared by the internal auditing department and management’s response.

4.	Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant’s independence.

6.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Processes

8.	In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

9.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

10.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

Process Improvement

11.	Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

12.	Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13.	Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14.	Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Legal Compliance

15.	Establish, review and update periodically a Corporate Compliance Policy and ensure that management has established a system to enforce the Policy.

16.	Review management’s monitoring of the Corporation’s compliance with the organization’s Policy Code, and ensure that management has the proper review system in place to ensure the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public, satisfy legal requirements.

17.	Review activities, organizational structure and qualifications of the internal audit department.

18.	Review with the organization’s counsel, legal compliance matters including corporate securities trading policies.

19.	Review with the organization’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

20.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

TITAN INTERNATIONAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING
THURSDAY, MAY 17, 2001, 11:00 A.M. CENTRAL TIME
HOLIDAY INN, 201 SOUTH THIRD STREET
QUINCY, IL 62301

      The undersigned hereby constitutes and appoints Maurice M. Taylor, Jr., Cheri T. Holley, and each of them, attorneys with full power of substitution, with powers the undersigned would possess if personally present, to vote all shares of Common Stock of the undersigned in TITAN INTERNATIONAL, INC. at the Annual Meeting of Stockholders to be held on Thursday, May 17, 2001, and at any adjournments thereof and on all matters properly coming before the meeting.

      This proxy will be voted as directed or, if no direction is indicated, will be voted FOR Items 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENVELOPE PROVIDED.

(Continued and to be signed on reverse side)

TITAN INTERNATIONAL, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[	]

The Board of Directors recommends a vote FOR Items 1 and 2.

		FOR ALL	WITHHOLD ALL	FOR ALL	(Except for Nominee(s) whose names are written on the line below)
1.	Election of Directors — Nominees for Election as Class I Director to serve until 2004 Annual Meeting: Edward J. Campbell and Maurice M. Taylor, Jr.

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of PricewaterhouseCoopers LLP, as the independent auditors for 2001.

Dated:___________, 2001
___________________________
Signature
___________________________
Signature
(This proxy must be signed exactly as the name appears hereon. If acting as attorney, executor, or trustee, or in corporate or representative capacity, please sign name and title.)